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                            STOCK PURCHASE AGREEMENT

                                     between

                             Integrity Incorporated

                                       and

                            Elizabeth Ann Williamson

                               for the purchase of

                                  Enlight, Inc.


                            Dated as of April 5, 2002



            ========================================================

                            STOCK PURCHASE AGREEMENT
                                TABLE OF CONTENTS

ARTICLE I.  SALE OF STOCK.......................................................   1

   Section 1.01  The Sale.......................................................   1
   Section 1.02  Time and Place of Closing......................................   1
   Section 1.03  Deliveries.....................................................   1

ARTICLE II.  REPRESENTATIONS AND WARRANTIES OF SELLER...........................   2

   Section 2.01  Organization...................................................   2
   Section 2.02  Capitalization; Equity Investment..............................   2
   Section 2.03  Authority Relative to this Agreement...........................   2
   Section 2.04  Consents and Approvals; No Violations..........................   3
   Section 2.05  No Business Activities; Absence of Certain Changes.............   3
   Section 2.06  No Undisclosed Liabilities.....................................   3
   Section 2.07  No Default.....................................................   3
   Section 2.08  Litigation.....................................................   3
   Section 2.09  Taxes..........................................................   3
   Section 2.10  Intellectual Property..........................................   4

ARTICLE III.  REPRESENTATIONS AND WARRANTIES OF BUYER...........................   4

   Section 3.01  Organization...................................................   4
   Section 3.02  Authority Relative to this Agreement...........................   4
   Section 3.03  Consents and Approvals; No Violations..........................   5
   Section 3.04  Acquisition of Shares for Investment...........................   5

ARTICLE IV.  COVENANTS..........................................................   5

   Section 4.01  Covenants of the Company.......................................   5
   Section 4.02  Access to Information..........................................   6
   Section 4.03  Disclosure Supplements.........................................   6
   Section 4.04  Reasonable Efforts.............................................   7
   Section 4.05  Further Assurances.............................................   7
   Section 4.06  Brokers or Finders.............................................   7

ARTICLE V.  CONDITIONS..........................................................   7

   Section 5.01  Conditions to Each Party's Obligation..........................   7
   Section 5.02  Conditions to Obligations of Buyer.............................   8
   Section 5.03  Conditions to Obligations of Seller............................   8

ARTICLE VI.  TERMINATION AND AMENDMENT..........................................   8

   Section 6.01  Termination....................................................   8
   Section 6.02  Effect of Termination..........................................   9
   Section 6.03  Amendment......................................................   9
   Section 6.04  Extension; Waiver..............................................   9
   Section 6.05  Fees and Expenses..............................................   9


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
ARTICLE VII.  SURVIVAL; INDEMNIFICATION.........................................   9

   Section 7.01  Survival Periods...............................................   9
   Section 7.02  Indemnification Amounts........................................  10
   Section 7.03  Indemnification................................................  10
   Section 7.04  Procedures for Third Party Claims..............................  10

ARTICLE VIII.  MISCELLANEOUS....................................................  11

   Section 8.01  Notices........................................................  11
   Section 8.02  Descriptive Headings...........................................  12
   Section 8.03  Counterparts...................................................  12
   Section 8.04  Entire Agreement; Assignment...................................  12
   Section 8.05  Governing Law..................................................  13
   Section 8.06  Publicity......................................................  13
   Section 8.07  Parties in Interest............................................  13
   Section 8.08  Jurisdiction; Forum............................................  13

                            STOCK PURCHASE AGREEMENT

         STOCK PURCHASE AGREEMENT, dated as of April 5, 2002, by and between Integrity Incorporated, a Delaware corporation ("Buyer") and Elizabeth Ann Williamson, an individual resident of the State of Tennessee ("Seller").

         WHEREAS, Seller is the spouse of Byron Williamson, the President and Chief Executive Officer of Integrity Publishers, Inc., a wholly-owned subsidiary of Buyer;

         WHEREAS, Seller owns all of the issued and outstanding capital stock of Enlight, Inc., a Tennessee corporation (the "Company");

         WHEREAS, the Company is the owner of certain valuable intellectual property, including without limitation certain rights to the name "Enlight," and variations thereof, including the trade names and domain name registrations more particularly described in Section 2.10 of this Agreement; and

         WHEREAS, the Board of Directors of Buyer believes that it is in the best interests of Buyer and its stockholders for Buyer to purchase and acquire from Seller all of the issued and outstanding capital stock of the Company, and Seller is willing to sell and transfer the same to Buyer for the consideration described herein;

         NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE I
                                  SALE OF STOCK

         Section 1.01 The Sale. Upon the terms and subject to the conditions of this Agreement, Seller will sell, assign, transfer and deliver to Buyer, and Buyer will accept and purchase from Seller, all of the issued and outstanding shares of common stock, par value $0.01 per share (the "Shares"), of the Company, for an aggregate purchase price of $250,000 in immediately available funds (the "Purchase Price"). (The transactions contemplated by this Section 1.01 are sometimes referred to as the "Stock Purchase.")

         Section 1.02 Time and Place of Closing. Upon the terms and subject to the conditions of this Agreement, the closing of the Stock Purchase (the "Closing") will take place at the offices of the Company, as promptly as practicable, and in any event within three business days, after the satisfaction or waiver of the conditions set forth in Article V. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

         Section 1.03 Deliveries. At the Closing (a) Seller will deliver to Buyer (i) a certificate or certificates representing all of the issued and outstanding Shares, accompanied by stock powers duly executed in blank, and any other instruments necessary to transfer to Buyer good and marketable title to such Shares and (ii) the other documents and certificates required to be delivered by Seller pursuant to the terms of this Agreement, and (b) Buyer will deliver to Seller (i) the Purchase Price in immediately available funds by wire transfer to an account specified by Seller at least three business days prior to the Closing and (ii) the other documents and certificates required to be delivered by Buyer pursuant to the terms of this Agreement.

                               ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Except as set forth in the Disclosure Schedule prepared by the Seller and delivered to Buyer simultaneously with the execution hereof (the "Sellers' Disclosure Schedule"), the Seller represents and warrants to Buyer, as of the date hereof, as set forth in this Article II. All references in this Article II to a "Schedule" are to the indicated sections of the Sellers' Disclosure Schedule.

         Section 2.01 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary. The Company has heretofore made available to Buyer complete and correct copies of the charter and by-laws, as currently in effect, of the Company.

         Section 2.02 Capitalization; Equity Investment. (a) The authorized capital stock of the Company consists of (i) 250,000 Shares, 100 of which are issued and outstanding and owned by Seller, and (ii) 750,000 shares of Preferred Stock, $0.01 par value per share, no shares of which are issued and outstanding. Seller owns all of the Shares free and clear of all pledges, security interests, liens, charges, claims or encumbrances of whatever nature. All the issued and outstanding Shares are validly issued, fully paid and non-assessable and free of preemptive rights. There are not now, and at the Closing there will not be, any outstanding subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character obligating Seller or the Company to issue, transfer or sell any shares of capital stock or other securities of the Company. The Company does not own any equity interest in any corporation, partnership, joint venture or other business entity.

         (b) At the Closing, Seller will deliver to Buyer good and marketable title to all of the issued and outstanding Shares, free and clear of all pledges, security interests, liens, charges, claims and encumbrances of whatever nature.

         Section 2.03 Authority Relative to this Agreement. Seller has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Seller and constitutes a valid and binding agreement of Seller, enforceable against Seller in accordance with its terms.

         Section 2.04 Consents and Approvals; No Violations. No filing with, and no permit, authorization, consent or approval of, any public body or authority, including courts of competent jurisdiction, domestic or foreign (a "Governmental Entity"), is necessary for the consummation by Seller of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by Seller nor the consummation by Seller of the transactions contemplated hereby nor compliance by Seller with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the certificate of incorporation or by-laws (or other similar charter documents) of the Company, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which the Company is a party or by which it or any of its properties or assets may be bound or (iii) violate any order, writ, injunction, decree, statute, treaty, rule or regulation applicable to the Company or any of its properties or assets.

         Section 2.05 No Business Activities; Absence of Certain Changes. Except for matters related to its formation and to the registration of the Intellectual Property rights described in Schedule 2.10, the Company has never conducted any business. Except as set forth in Schedule 2.05, since the formation of the Company, the Company has not taken any of the actions set forth in Sections 4.01(a) to (j).

         Section 2.06 No Undisclosed Liabilities. Except as and to the extent set forth in the Company's unaudited balance sheet for the fiscal year ended December 31, 2001 previously delivered to Buyer (the "Company Balance Sheet"), the Company did not have at December 31, 2001 any liabilities. Except as and to the extent set forth in Schedule 2.06, since December 31, 2001 the Company has not incurred any liabilities (absolute, accrued, contingent or otherwise).

         Section 2.07 No Default. The Company is not in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (i) its charter, certificate of incorporation or its by-laws (or other similar charter documents), (ii) any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which the Company is a party or by which it or any of its properties or assets may be bound, or (iii) any order, writ, injunction, decree, statute, rule or regulation applicable to the Company.

         Section 2.08 Litigation. Except as set forth in Section 2.08 of the Disclosure Schedule, there is no action, suit, proceeding or, to the knowledge of Parent, investigation pending or, to the knowledge of Parent, threatened, involving the Company before any Governmental Entity.

         Section 2.09 Taxes. Except as set forth in Schedule 2.09, all federal, state, local and foreign tax returns required to be filed by or with respect to the Company have been duly filed with the appropriate taxing authorities. All Taxes (as defined below) due have been paid in full or have been adequately provided for (in accordance with GAAP) on the Company Balance Sheet. All deficiencies and assessments asserted as a result of any examinations or other audits by federal, state, local or foreign taxing authorities have been paid, fully settled or adequately provided for in the Company Balance Sheet and no issue or claim has been asserted for Taxes by any taxing authority for any prior period, the adverse determination of which would result in a

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deficiency, other than those heretofore paid or provided for. There are no outstanding agreements or waivers extending the statutory period of limitations applicable to any federal, state, local or foreign income tax return of the Company . The Company is not a party to any agreement, contract or arrangement that would result, separately or in the aggregate, in the payment of any "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"). For purposes of this Agreement, "Taxes" shall mean all taxes, assessments and governmental charges imposed by any federal, state, local or foreign government, taxing authority, subdivision or agency thereof, including interest, penalties or additions thereto.

         Section 2.10      Intellectual Property. Except as set forth in
Schedule 2.10 (i) no claim is pending or, to the Seller's knowledge, threatened, to the effect that the present or past operations of the Company infringe upon or conflict with the rights of others with respect to any patents, patent applications, trademarks, trademark applications, trade names or copyrights ("Intellectual Property"), (ii) Schedule 2.10 sets forth a complete list of all of the Intellectual Property owned by the Company (the "Listed Intellectual Property"), (iii) the Company is the sole owner of all of the Listed Intellectual Property, as well as all other Intellectual Property necessary to permit the Company to conduct its business as now conducted (the "Used Intellectual Property"), free and clear of any liens, claims, encumbrances or interests, (iii) no claim is pending or, to Seller's knowledge, threatened to the effect that any of the Listed Intellectual Property or the Used Intellectual Property is invalid or unenforceable, and (iv) no contract, agreement or understanding with any party exists which would impede or prevent the continued use by the Company of the Listed Intellectual Property or the Used Intellectual Property.

                                  ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Except as set forth in the Disclosure Schedule prepared by the Buyer and delivered to the Seller simultaneously with the execution hereof (the "Buyer's Disclosure Schedule"), Buyer represents and warrants to Seller, as of the date hereof, as set forth in this Article III. All references in this
Article III to a "Schedule" are to the indicated sections of the Buyer's Disclosure Schedule.

         Section 3.01 Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

         Section 3.02 Authority Relative to this Agreement. Buyer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Buyer and no other corporate proceedings on the part of Buyer are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Buyer and constitutes a valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms.

         Section 3.03 Consents and Approvals; No Violations. No filing with, and no permit, authorization, consent or approval of, any Governmental Entity, is necessary for the consummation by Buyer of the transactions contemplated by this Agreement. Neither execution and delivery of this Agreement by Buyer nor the consummation by Buyer of the transactions contemplated hereby nor compliance by Buyer with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the certificate of incorporation or by-laws of Buyer , (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which Buyer is a party or by which any of them or any of their properties or assets may be bound or
(iii) violate any order, writ, injunction, decree, statute, treaty, rule or regulation applicable to Buyer, any of its subsidiaries or any of their properties or assets, except in the case of (ii) or (iii) for violations, breaches or defaults which will not, in the aggregate, constitute a Material Adverse Effect on Buyer and which will not prevent or delay the consummation of the transactions contemplated hereby. "Material Adverse Effect" means, with respect to an entity, a material adverse effect on the business, operations or financial condition of that entity taken as a whole.

         Section 3.04 Acquisition of Shares for Investment. Buyer has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its acquisition of the Shares and the Company. Buyer confirms that Seller has made available to Buyer the opportunity to ask questions of officers and employees of the Company. Buyer is acquiring the Shares for investment and not with a view toward the distribution thereof. Buyer agrees that such Shares may not be sold or otherwise disposed of without registration under the Securities Act, except pursuant to an exemption from such registration available under such Act.

                                   ARTICLE IV
                                    COVENANTS

         Section 4.01 Covenants of the Company. During the period from the date of this Agreement to the Closing, Seller will cause the Company not to:

                           (a)      (i) declare, set aside or pay any dividend
or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) repurchase, redeem or otherwise acquire any of the securities of the Company;

                           (b)      authorize for issuance, issue, sell, deliver
or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities (including indebtedness having the right to vote) or equity equivalents (including, without limitation, stock appreciation rights), or amend the terms of any such securities or agreements outstanding on the date hereof;

                           (c)      amend or propose to amend its charter or
by-laws;

                           (d)      acquire,  sell,  lease,  encumber,  transfer
or dispose of any assets, or enter into any commitment or transaction;

                           (e)      incur any indebtedness for borrowed money or
guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities or guarantee (or become liable for) any debt of others or make any loans, advances or capital contributions or mortgage, pledge or otherwise encumber any material assets or create or suffer any lien thereupon;

                           (f)      pay, discharge or satisfy any claims,
liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise);

                           (g)      change any of the accounting principles or
practices used by it (except as required by GAAP);

                           (h)      enter into, adopt, amend or terminate any
employee benefit plan or any agreement, arrangement, plan or policy between the Company and one or more of its directors or officers or increase in any manner the compensation or fringe benefits of any director or officer or pay any benefit not required by any plan and arrangement as in effect as of the date hereof;

                           (i)      engage in any transaction with Seller or any
affiliate of Seller; or

                           (j)      agree to take any of the foregoing actions.

         Section 4.02 Access to Information. Seller shall cause the Company to afford to appropriate officers, employees, accountants, counsel and other representatives of Buyer, access, during normal business hours, to all of its properties, books, contracts, commitments and records and, during such period, Seller shall furnish promptly to Buyer all information concerning its business, properties and personnel as Buyer may reasonably request.

         Section 4.03 Disclosure Supplements. From time to time prior to the Closing, Seller will supplement or amend the Disclosure Schedule with respect to any matter hereafter arising which, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedule or which is necessary to complete or correct any information in such schedule or in any representation and warranty of Seller which has been rendered inaccurate thereby. For purposes of determining the satisfaction of the conditions set forth in Article V, no such supplement or amendment shall be considered.

         Section 4.04 Reasonable Efforts. (a) Upon the terms and subject to the conditions of this Agreement, each of the parties hereto agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable including, without limitation, (i) the preparation and filing of all forms, registrations and notices required to be filed to consummate the transactions contemplated hereby and the taking of such actions as are necessary to obtain any requisite approvals, consents, orders, exemptions or waivers by any third party or Governmental Entity and (ii) using its commercially reasonable efforts to cause the satisfaction of all conditions to closing under this Agreement. Each party shall promptly consult with the other with respect to, provide any necessary information with respect to and provide the other (or its counsel) copies of, all filings made by such party with any Governmental Entity in connection with this Agreement and the transactions contemplated hereby. Seller and Buyer further covenant and agree, with respect to a threatened or pending preliminary or permanent injunction or other order, decree or ruling or statute, rule, regulation or executive order that would adversely affect the ability of the parties hereto to consummate the transactions contemplated hereby, to use their respective best efforts to prevent the entry, enactment or promulgation thereof, as the case may be.

         Section 4.05 Further Assurances. Seller and Buyer agree that, from time to time after the Closing, each of them will execute and deliver such further instruments and take such other action as may be necessary to make effective the transactions contemplated hereby.

         Section 4.06 Brokers or Finders. Each of Buyer and Seller represents, as to itself and its affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any brokers' or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, and each of Seller and Buyer agrees to indemnify and hold the other harmless from and against any and all claims, liabilities or obligations with respect to any other fees, commissions or expenses asserted by any person on the basis of any act or statement alleged to have been made by such party or its affiliates.

                                   ARTICLE V.
                                   CONDITIONS

         Section 5.01 Conditions to Each Party's Obligation. The respective obligations of each party to effect the Stock Purchase shall be subject to the satisfaction, at or prior to the Closing, of the following conditions:

                           (a)      All authorizations, consents, orders or
approvals of, or declarations or filings with, or expirations or terminations of waiting periods imposed by, any Governmental Entity, and all required third party consents (collectively, the "Authorizations"), necessary to effect the Stock Purchase shall have occurred, been filed or been obtained.

                           (b)      No statute, rule, regulation, executive
order, decree or injunction shall have been enacted, entered, promulgated or enforced by a Governmental Entity which prohibits the consummation of the Stock Purchase and shall continue to be in effect.

         Section 5.02 Conditions to Obligations of Buyer. The obligations of Buyer to effect the Stock Purchase are further subject to the satisfaction at or prior to the Closing of the following conditions:

                           (a)      The representations and warranties of Seller
in this Agreement shall be true and correct as of the date hereof and at and as of the Closing, with the same effect as though such representations and warranties had been made at and as of such time, other than representations and warranties that speak as of a specific date or time (which need only be true and correct as of such date or time).

                           (b)      Seller shall have performed in all material
respects all obligations required to be performed by it under this Agreement at or prior to the Closing.

                           (c)      Buyer shall have received at the Closing a
certificate to the effect of (a) and (b) above, dated the Closing Date and validly executed on behalf of Seller.

         Section 5.03 Conditions to Obligations of Seller. The obligations of Seller to effect the Stock Purchase are further subject to the satisfaction, at or prior to the Closing, of the following conditions:

                           (a)      The representations and warranties of Buyer
in this Agreement shall be true and correct as of the date hereof and at and as of the Closing, with the same effect as though such representations and warranties had been made at and as of such time, other than representations and warranties that speak as of a specific date or time (which need only be true and correct as of such date or time).

                           (b)      Buyer shall have performed in all material
respects all obligations required to be performed by it under this Agreement at or prior to the Closing.

                           (c)      Seller shall have received at the Closing a
certificate to the effect of (a) and (b) above, dated the Closing Date and validly executed on behalf of Buyer.

                                  ARTICLE VI.
                            TERMINATION AND AMENDMENT

         Section 6.01 Termination. This Agreement may be terminated at any time prior to the Closing:

                           (a)      by mutual consent of Seller and Buyer;

                           (b)      by either Seller or Buyer if the Closing
shall not have occurred on or before April 30, 2002 (unless the failure to consummate the Stock Purchase by such date shall be due to the action or failure to act of the party seeking to terminate this Agreement); or

                           (c)      by either Seller or Buyer if any court of
competent jurisdiction or other competent governmental body shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Stock Purchase and such order, decree, ruling or other action shall have become final and nonappealable.

         Section 6.02 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 6.01 hereof, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its affiliates, directors, officers or stockholders, other than the provisions of this Section 6.02, Section 6.05 and Article VIII. Nothing contained in this Section 6.02 shall relieve any party from liability for any breach of this Agreement.

         Section 6.03 Amendment. This Agreement may be amended at any time by the parties hereto. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         Section 6.04 Extension; Waiver. At any time prior to the Closing, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

         Section 6.05 Fees and Expenses. Whether or not the Stock Purchase is consummated, each party shall bear its own fees and expenses incurred in connection with the transactions contemplated hereby.

                                  ARTICLE VII.
                            SURVIVAL; INDEMNIFICATION

         Section 7.01 Survival Periods. All representations and warranties of the parties contained in this Agreement or in the Disclosure Schedule or any certificate, document or other instrument delivered in connection herewith, and all covenants to be performed at or prior to the Closing, shall survive the Closing until the second anniversary of the Closing, provided, that the representation and warranty set forth in Section 2.02(b) shall survive without limit. No action or proceeding may be brought with respect to any of the representations and warranties, or any covenant to be performed at or prior to the Closing, unless written notice thereof, setting forth in reasonable detail the claimed misrepresentation or breach of warranty or failure to perform any covenant, shall have been delivered to the party alleged to have breached such representation or warranty or failed to perform such covenant prior to the second anniversary of the Closing, provided, that, in the case of the representation and warranty set forth in Section 2.02(b), there shall be no limit as to the date of delivery of such notice. Those covenants that contemplate or involve actions to be taken or obligations to be in effect after the Closing shall survive in accordance with their terms. For purposes of this Agreement, the representations and warranties of Seller and Buyer contained herein shall be deemed modified by the Disclosure Schedule:

         Section 7.02 Indemnification Amounts. Notwithstanding any provision to the contrary contained in this Agreement, Seller's obligation and liability for any and all breaches of the representations and warranties and covenants set forth in this Agreement, other than with respect to the representation and warranty set forth in Section 2.02(b), as to which there shall be no limit, shall not exceed in the aggregate an amount equal to $250,000.

         Section 7.03 Indemnification. Subject to the other provisions of this Article, from and after the Closing, (a) Seller shall indemnify and hold harmless Buyer and its affiliates, each of Buyer's and its affiliates' directors, officers, employees, representatives and agents, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "Representatives") from and against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims and damages (collectively "Damages") to the extent they are the result of any breach of any representation or warranty or failure to perform any covenant made by or on behalf of Seller, under this Agreement or in the Disclosure Schedule or any certificate, document or other instrument contemplated hereby and delivered by Seller in connection herewith, and (b) Buyer shall indemnify and hold harmless Seller and its Representatives from and against any Damages to the extent they are the result of any breach of any representation or warranty or failure to perform any covenant made by or on behalf of Buyer under this Agreement or in any certificate, document or other instrument contemplated hereby or delivered by Buyer in connection herewith. Seller and its Representatives or Buyer and its Representatives, as the case may be, are referred to herein as the "Indemnified Parties."

         Section 7.04 Procedures for Third Party Claims. (a) A party seeking indemnification pursuant to Section 7.03 (an "Indemnified Party") shall give prompt notice to the party from whom such indemnification is sought (the "Indemnifying Party") of the assertion of any claim or assessment, or the commencement of any action, suit, audit or proceeding, by a third party in respect of which indemnity may be sought hereunder (a "Third Party Claim") and will give the Indemnifying Party such information with respect thereto as the Indemnifying Party may reasonably request, but no failure to give such notice shall relieve the Indemnifying Party of any liability hereunder (except to the extent the Indemnifying Party has suffered actual prejudice thereby). Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, within five (5) business days after the Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third Party Claim. The Indemnifying Party shall have the right, exercisable by written notice (the "Notice") to the Indemnified Party within thirty (30) days of receipt of notice from the Indemnified Party of the commencement or assertion of any Third Party Claim, to assume the defense of such Third Party Claim, using counsel selected by the Indemnifying Party and reasonably acceptable to the Indemnified Party. Should the Indemnifying Party so elect to assume the defense of a Third


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

Party Claim, the Indemnifying Party shall not be liable to the Indemnified Party for legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof. If the Indemnifying Party shall fail to assume the defense of the Third Party Claim within such thirty (30) day period, the Indemnified Party shall have the right to undertake the defense of such Third Party Claim on behalf of the Indemnifying Party. Regardless of whether the Indemnifying Party elects to assume the defense of any such Third Party Claim, the Indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge such Third Party Claim without the Indemnifying Party's prior written consent.

                           (b)      The Indemnifying Party or the Indemnified
Party, as the case may be, shall in any event have the right to participate, at its own expense, in the defense of any Third Party Claim which the other is defending.

                           (c)      The Indemnifying Party, if it shall have
assumed the defense of any Third Party Claim in accordance with the terms hereof, shall have the right, upon five (5) days prior written notice to the Indemnified Party, to consent to the entry of judgment with respect to, or otherwise settle, such Third Party Claim provided the Indemnifying Party agrees that as between the Indemnifying Party and the Indemnified Party, the Indemnifying Party shall be solely obligated to satisfy and discharge such judgment or settlement unless (i) the Third Party Claim involves equitable or other non-monetary damages or (ii) in the reasonable judgment of the Indemnified Party such settlement would have a continuing material adverse effect on the Indemnified Party's business (including any material impairment of its relationships with customers and suppliers), in which case such settlement only may be made with the written consent of the Indemnified Party, which consent shall not be unreasonably withheld.

                           (d)      Whether or not the Indemnifying Party
chooses to defend or prosecute any claim involving a third party, all the parties hereto shall cooperate in the defense or prosecution thereof and shall furnish records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith. Such cooperation shall include access during normal business hours afforded to the Indemnifying Party of records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, and the Indemnifying Party shall reimburse the Indemnified Party for all its reasonable out-of-pocket expenses in connection therewith.

                                  ARTICLE VIII.
                                  MISCELLANEOUS

         Section 8.01 Notices. All notices and other communications hereunder shall be in writing (and shall be deemed given upon receipt) if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                           (a)      if to Buyer, to

                                    Integrity Incorporated
                                    1000 Cody Road
                                    Mobile, Alabama 36695
                                    Attention: P. Michael Coleman

                                    with a copy (which shall not constitute
                                    notice) to:

                                    Alston & Bird LLP
                                    One Atlantic Center
                                    1201 West Peachtree Street
                                    Atlanta, GA 30309
                                    Attention: Alexander W. Patterson, Esq.

                                    and

                           (b)      if to Seller, to

                                    Elizabeth A. Williamson
                                    3613 Meadow Drive
                                    Nashville, Tennessee 37215

                                    with a copy (which shall not constitute
                                    notice) to:

                                    Byron Williamson
                                    5250 Virginia Way
                                    Suite 110
                                    Brentwood, Tennessee 37027

         Section 8.02 Descriptive Headings. The descriptive headings herein are inserted for convenience only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         Section 8.03 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that the parties need not all sign the same counterpart.

         Section 8.04 Entire Agreement; Assignment. This Agreement (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise, provided, that Buyer may assign its rights and obligations to any wholly-owned subsidiary of Buyer, but no such assignment shall relieve Buyer of its obligations hereunder if such assignee does not perform such obligations.

Section 8.05 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to any applicable principles of conflicts of law.

         Section 8.06 Publicity. Except as otherwise required by law or the rules of any national securities exchange, until the Closing, neither Buyer nor Seller shall issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without prior consultation with the other party.

         Section 8.07 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person or persons any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

         Section 8.08      Jurisdiction; Forum.

                           (a)      By the execution and delivery of this
Agreement, Seller (i) irrevocably designates and appoints Byron Williamson (the "Agent") as her authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this Agreement that may be instituted in any state or federal court in the State of Delaware, (ii) submits to the personal jurisdiction of any such court in any such suit or proceeding, and agrees that service of process upon the Agent shall be deemed in every respect effective service of process upon Seller in any such suit or proceeding. Seller further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of the Agent in full force and effect so long as this Agreement shall be in effect. The foregoing shall not limit the rights of any party to serve process in any other manner permitted by law.

                           (b)      To the extent that Seller has or hereafter
may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, Seller hereby irrevocably waives such immunity in respect of its obligations with respect to this Agreement.

                           (c)      The parties hereto agree that the
appropriate and exclusive forum for any disputes between any of the parties hereto arising out of this Agreement or the transactions contemplated hereby shall be in any state or federal court in the State of Delaware. The parties hereto further agree that the parties will not bring suit with respect to any disputes arising out of this Agreement or the transactions contemplated hereby in any court or jurisdiction other than the above courts. The parties further agree, to the extent permitted by law, that final and unappealable judgment against a party in any action or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and amount of such judgment.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized, as of the date first above written.

                                             BUYER:

                                             Integrity Incorporated



                                             By:       /s/ Donald S. Ellington
                                                --------------------------------
                                                Name:  Donald S. Ellington
                                                Title: Chief Financial Officer

                                             SELLER:



                                                  /s/ Elizabeth Ann Williamson
                                                --------------------------------
                                                Name: Elizabeth Ann Williamson


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